JPMorgan Chase Financial Company LLC	June 2023

Pricing Supplement

Registration Statement Nos. 333-270004 and 333-270004-01

Dated June 21, 2023

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Dual Directional Bear Market Trigger PLUS Based Inversely on the Value of the S&P 500® Index due February 9, 2024

Dual Directional Bear Market Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Dual Directional Bear Market Trigger PLUS, which we refer to as Bear Trigger PLUS, offer inverse exposure to the underlying index, will pay no interest and do not guarantee any return of your principal at maturity. Having inverse exposure to the underlying index means that investors will earn a positive return if the underlying index declines in value, but may lose some or all of their principal amount if the underlying index increases in value. At maturity, if the underlying index has depreciated in value, investors will receive the stated principal amount of their investment plus a positive payment reflecting the leveraged downside performance of the underlying index, subject to a maximum downside payment at maturity. If the underlying index has appreciated in value but by no more than 9%, investors will receive at maturity the stated principal amount of the Bear Trigger PLUS a positive payment reflecting the an unleveraged positive return equal to the percentage increase, which will effectively be limited to a positive 9% return. However, if the underlying index has appreciated by more than 9% in value, at maturity investors will lose the benefit of the dual directional feature and will lose 1% of the stated principal amount for every 1% of increase in the value of the underlying index over the term of the Bear Trigger PLUS. In no event, however, will the payment at maturity be less than $0. The Bear Trigger PLUS are for investors who seek inverse exposure to the underlying index and who are willing to risk their principal and forgo current income and a positive return above the maximum downside payment at maturity in exchange for the leverage and dual directional features that in each case apply to a limited range of performance of the underlying index. The Bear Trigger PLUS are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the Bear Trigger PLUS is subject to the credit risk of JPMorgan Financial, as issuer of the Bear Trigger PLUS, and the credit risk of JPMorgan Chase & Co., as guarantor of the Bear Trigger PLUS. The investor may lose some or all of the stated principal amount of the Bear Trigger PLUS.

FINAL TERMS
Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Underlying index:	S&P 500® Index (Bloomberg ticker: SPX Index)
Aggregate principal amount:	$18,350,000
Payment at maturity:	If the final index value is less than the initial index value, for each $1,000 stated principal amount Bear Trigger PLUS:
$1,000 + leveraged downside payment
In no event will the payment at maturity exceed the maximum downside payment at maturity.
If the final index value is greater than or equal to the initial index value but is less than or equal to the trigger level, for each $1,000 stated principal amount Bear Trigger PLUS:
$1,000 + ($1,000 × index percent change)
In this scenario, you will receive a 1% positive return on the Bear Trigger PLUS for each 1% positive return on the underlying index. In no event will this amount exceed the stated principal amount plus $90.00. Accordingly, the maximum upside payment at maturity is $1,090.00 per Bear Trigger PLUS.
If the final index value is greater than the trigger level, for each $1,000 stated principal amount Bear Trigger PLUS:
$1,000 + ($1,000 × bearish index percentage change) In no event, however, will the payment at maturity be less than $0.
This amount will be less than the stated principal amount of $1,000 per Bear Trigger PLUS and will represent a loss of more than 9%, and possibly all, of your investment.
Leveraged downside payment:	$1,000 × leverage factor × bearish index percent change
Bearish index percent change:	(initial index value – final index value) / initial index value
Index percent change:	(final index value – initial index value) / initial index value
Initial index value:	The closing level of the underlying index on the pricing date, which was 4,365.69
Final index value:	The closing level of the underlying index on the valuation date
Trigger level:	4,758.6021, which is 109% of the initial index value
Leverage factor:	200%
Index performance factor:	final index value / initial index value
Maximum downside payment at maturity:	$1,200.00 (120.00% of the stated principal amount) per Bear Trigger PLUS
Stated principal amount:	$1,000 per Bear Trigger PLUS
Issue price:	$1,000 per Bear Trigger PLUS (see “Commissions and issue price” below)
Pricing date:	June 21, 2023
Original issue date (settlement date):	June 26, 2023
Valuation date*:	February 6, 2024
Maturity date*:	February 9, 2024
CUSIP / ISIN:	48133XWW2 / US48133XWW28
Listing:	The Bear Trigger PLUS will not be listed on any securities exchange.
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per Bear Trigger PLUS	$1,000.00	$11.10 (2)	$984.50
		$4.40(3)
Total	$18,350,000.00	$284,425.00	$18,065,575.00
(1)	See “Additional Information about the Bear Trigger PLUS — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the Bear Trigger PLUS.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $11.10 per $1,000 stated principal amount it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $4.40 for each $1,000 stated principal amount Bear Trigger PLUS

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to a Single Underlying — Notes Linked to a Single Underlying (Other Than a Commodity Index)” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

The estimated value of the Bear Trigger PLUS on the pricing date was $979.00 per $1,000 stated principal amount Bear Trigger PLUS. See “Additional Information about the Bear Trigger PLUS — The estimated value of the Bear Trigger PLUS” in this document for additional information.

Investing in the Bear Trigger PLUS involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Risk Factors” beginning on page 6 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Bear Trigger PLUS or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The Bear Trigger PLUS are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Bear Trigger PLUS” at the end of this document.

Product supplement no. 4-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

Underlying supplement no. 1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf

Prospectus supplement and prospectus, each dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

JPMorgan Chase Financial Company LLC

Dual Directional Bear Market Trigger PLUS Based Inversely on the Value of the S&P 500® Index due February 9, 2024

Dual Directional Bear Market Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Dual Directional Bear Market Trigger Performance Leveraged Upside Securities

Principal at Risk Securities

The Dual Directional Bear Market Trigger PLUS Based Inversely on the Value of the S&P 500® Index due February 9, 2024 (the “Bear Trigger PLUS”) can be used:

▪	As an alternative to direct inverse exposure to the underlying index that enhances returns for a certain range of negative performance of the underlying index.
▪	To enhance returns and potentially outperform the underlying index in a moderately bearish scenario.
▪	To potentially achieve similar levels of inverse exposure to the underlying index as a direct inverse investment, subject to the maximum downside payment at maturity, while using fewer dollars by taking advantage of the leverage factor.
▪	To provide an unleveraged positive return in the event of an increase of the underlying index but only if the final index value is less than or equal to the trigger level.

Maturity:	Approximately 7.5 months
Leverage factor:	200% (applicable only if the final index value is less than the initial index value)
Trigger level:	109% of the initial index value
Maximum downside payment at maturity:	$1,200.00 (120.00% of the stated principal amount) per Bear Trigger PLUS.
Minimum payment at maturity:	In no event will the payment at maturity be less than $0. Investors may lose their entire initial investment in the Bear Trigger PLUS.

Supplemental Terms of the Bear Trigger PLUS

For purposes of the accompanying product supplement, the underlying index is an “Index.”

June 2023	Page 2

JPMorgan Chase Financial Company LLC

Dual Directional Bear Market Trigger PLUS Based Inversely on the Value of the S&P 500® Index due February 9, 2024

Dual Directional Bear Market Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

Bear Trigger PLUS offer leveraged inverse exposure to an underlying asset and the opportunity, through the dual directional feature, to earn a positive return at maturity for a limited range of positive performance of the underlying asset. At maturity, if the underlying asset has depreciated, investors will receive the stated principal amount of their investment plus a positive return reflecting the leveraged downside performance of the underlying asset, subject to the maximum downside payment at maturity. At maturity, if the underlying asset has appreciated in value but by no more than 9%, investors will receive the stated principal amount of their investment plus an unleveraged positive return equal to the upside performance of the underlying asset, which will effectively be limited to a positive 9% return. However, at maturity, if the underlying asset has appreciated in value by more than 9%, investors will lose the benefit of the dual directional feature and will lose 1% of the stated principal amount for every 1% of decline, without any buffer. In no event, however, will the payment at maturity be less than $0. Investors may lose some or all of the stated principal amount of the Bear Trigger PLUS.

Enhanced Downside Performance	The Bear Trigger PLUS offer investors an opportunity to capture enhanced returns for a certain range of negative performance relative to a direct inverse investment in the underlying index.
Dual Directional Feature	The Bear Trigger PLUS offer investors an opportunity to earn an unleveraged positive return if the final index value is greater than or equal to the initial index value but is less than or equal to the trigger level.
Upside Scenario if the Underlying Index Depreciates	The final index value is less than the initial index value and, at maturity, the Bear Trigger PLUS pay the stated principal amount of $1,000 plus a return equal to 200% of the bearish index percent change, subject to the maximum downside payment at maturity of $1,200.00 (120.00% of the stated principal amount) per Bear Trigger PLUS.
Dual Directional Scenario	The final index value is greater than or equal to the initial index value but is less than or equal to the trigger level, which is 109% of the initial index value. In this case, the Bear Trigger PLUS pay a 1% positive return for each 1% positive return of the underlying index. For example, if the final index value is 5% greater than the initial index value, the Bear Trigger PLUS will provide a total positive return of 5% at maturity. The maximum return you may receive in this scenario is a positive 9% return at maturity.
Negative Return Scenario	The final index value is greater than the trigger level. In this case, the Bear Trigger PLUS pay an amount that is over 9% less than the stated principal amount and this decrease will be by an amount that is proportionate to the percentage increase in the final index value from the initial index value. (Example: if the underlying index increases in value by 30%, the Bear Trigger PLUS will pay an amount that is less than the stated principal amount by 30%, or $700.00 per Bear Trigger PLUS.)
June 2023	Page 3

JPMorgan Chase Financial Company LLC

Dual Directional Bear Market Trigger PLUS Based Inversely on the Value of the S&P 500® Index due February 9, 2024

Dual Directional Bear Market Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the Dual Directional Bear Trigger PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Bear Trigger PLUS based on the following terms:

Stated principal amount:	$1,000 per Bear Trigger PLUS
Leverage factor:	200%
Trigger level:	109% of the initial index value
Maximum downside payment at maturity:	$1,200.00 (120.00% of the stated principal amount) per Bear Trigger PLUS

Dual Directional Bear Trigger PLUS Payoff Diagram

How it works

▪	Upside Scenario if the Underlying Index Depreciates. If the final index value is less than the initial index value, for each $1,000 principal amount Bear Trigger PLUS, investors will receive the $1,000 stated principal amount plus a positive return equal to 200% of the depreciation of the underlying index over the term of the Bear Trigger PLUS, subject to the maximum downside payment at maturity. Under the terms of the Bear Trigger PLUS, an investor will realize the maximum downside payment at maturity at a final index value that reflects a decline of 10% from the initial index value.
▪	For example, if the underlying index depreciates 5%, investors will receive a 10% return, or $1,100.00 per Bear Trigger PLUS.
▪	Dual Directional Scenario. If the final index value is greater than or equal to the initial index value but is less than or equal to the trigger level, investors will receive a 1% positive return on the Bear Trigger PLUS for each 1% positive return of the underlying index.
▪	For example, if the underlying index appreciates 5%, investors will receive a 5% return, or $1,050.00 per Bear Trigger PLUS.
▪	The maximum return you may receive in this scenario is a positive 9% return at maturity.
▪	Negative Return Scenario. If the final index value is greater than the trigger level, investors will lose the benefit of the dual directional feature and will instead receive an amount that is significantly less than the stated principal amount by an amount proportionate to the percentage increase of the final index value from the initial index value. This amount will be less than 91% of the stated principal amount per Bear Trigger PLUS.
June 2023	Page 4

JPMorgan Chase Financial Company LLC

Dual Directional Bear Market Trigger PLUS Based Inversely on the Value of the S&P 500® Index due February 9, 2024

Dual Directional Bear Market Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	For example, if the underlying index appreciates 50%, investors will lose 50% of their principal and receive only $500.00 per Bear Trigger PLUS at maturity, or 50% of the stated principal amount.

The hypothetical returns and hypothetical payments on the Bear Trigger PLUS shown above apply only if you hold the Bear Trigger PLUS for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

June 2023	Page 5

JPMorgan Chase Financial Company LLC

Dual Directional Bear Market Trigger PLUS Based Inversely on the Value of the S&P 500® Index due February 9, 2024

Dual Directional Bear Market Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Bear Trigger PLUS. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement and the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Bear Trigger PLUS.

Risks Relating to the Bear Trigger PLUS Generally

▪	The Bear Trigger PLUS do not pay interest or guarantee the return of any principal and your investment in the Bear Trigger PLUS may result in a loss. The terms of the Bear Trigger PLUS differ from those of ordinary debt securities in that the Bear Trigger PLUS do not pay interest or guarantee the payment of any principal amount at maturity. If the final index value is greater than the trigger level (which is 109% of the initial index value), you will lose the benefit of the dual directional feature and the payment at maturity will be an amount in cash that is less than 91% of the stated principal amount of each Bear Trigger PLUS, and this decrease will be by an amount that is proportionate to the increase in the value of the underlying index and may be zero. In no event, however, will the payment at maturity be less than $0. Accordingly, you could lose your entire initial investment in the Bear Trigger PLUS.
▪	The Bear Trigger PLUS provide bearish exposure to the underlying index. Because the Bear Trigger PLUS provide bearish exposure to the underlying index and the dual directional feature applies only to a limited range of positive performance of the underlying index, your return on the Bear Trigger PLUS will not benefit from any appreciation of the underlying index over the term of the notes if the final index value is greater than the trigger level, regardless of any appreciation of the underlying index, which may be significant. In addition, if the final index value is greater than the initial index value by more than the trigger level, you will lose some, or all, of your principal.
▪	The appreciation potential of the Bear Trigger PLUS is limited by the maximum downside payment at maturity if the underlying index has depreciated. The appreciation potential of Bear Trigger PLUS is limited by the maximum downside payment at maturity of $1,200.00 (120.00% of the stated principal amount) per Bear Trigger PLUS if the underlying index has depreciated. Although the leverage factor provides 200% inverse exposure to any decrease in the final index value as compared to the initial index value on the valuation date, because the maximum downside payment at maturity will be limited to 120.00% of the stated principal amount for the Bear Trigger PLUS, any decrease in the final index value by more than 10% will not further increase the return on the Bear Trigger PLUS.
▪	Your maximum upside gain on the Bear Trigger PLUS is limited by the trigger level. If the final index value is greater than or equal to the initial index value but less than or equal to the trigger level, you will receive at maturity $1,000 plus a return equal to the index percent change, which will reflect a 1% positive return for each 1% positive return on the underlying index, subject to an effective limit of 9%. Because you will not receive a positive return if the underlying index has appreciated above the trigger level, your maximum upside payment will be $1,090.00 per $1,000.00 stated principal amount Bear Trigger PLUS.
▪	The Bear Trigger PLUS are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the Bear Trigger PLUS. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the Bear Trigger PLUS. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the Bear Trigger PLUS. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the Bear Trigger PLUS and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the Bear Trigger PLUS. If these affiliates do not make payments to us and we fail to make payments on the Bear Trigger PLUS, you may have to seek payment
June 2023	Page 6

JPMorgan Chase Financial Company LLC

Dual Directional Bear Market Trigger PLUS Based Inversely on the Value of the S&P 500® Index due February 9, 2024

Dual Directional Bear Market Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.

▪	The benefit provided by the trigger level may terminate on the valuation date. If the final index value is greater than the trigger level, the benefit provided by the trigger level will terminate and you will be fully exposed to any depreciation of the underlying index.
▪	Secondary trading may be limited. The Bear Trigger PLUS will not be listed on a securities exchange. There may be little or no secondary market for the Bear Trigger PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Bear Trigger PLUS easily. JPMS may act as a market maker for the Bear Trigger PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the Bear Trigger PLUS, the price at which you may be able to trade your Bear Trigger PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the Bear Trigger PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the Bear Trigger PLUS.
▪	The tax consequences of an investment in the Bear Trigger PLUS are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the Bear Trigger PLUS, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the Bear Trigger PLUS described in “Additional Information about the Bear Trigger PLUS ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the Bear Trigger PLUS, the timing and character of any income or loss on the Bear Trigger PLUS could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Bear Trigger PLUS, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Bear Trigger PLUS, including possible alternative treatments and the issues presented by this notice.
June 2023	Page 7

JPMorgan Chase Financial Company LLC

Dual Directional Bear Market Trigger PLUS Based Inversely on the Value of the S&P 500® Index due February 9, 2024

Dual Directional Bear Market Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the Bear Trigger PLUS and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the Bear Trigger PLUS, including acting as calculation agent and as an agent of the offering of the Bear Trigger PLUS, hedging our obligations under the Bear Trigger PLUS and making the assumptions used to determine the pricing of the Bear Trigger PLUS and the estimated value of the Bear Trigger PLUS, which we refer to as the estimated value of the Bear Trigger PLUS. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Bear Trigger PLUS. The calculation agent has determined the initial index value and the trigger level, will determine the final index value and will calculate the amount of payment you will receive at maturity, if any. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to the underlying index or calculation of the final index value in the event of a discontinuation or material change in method of calculation of the underlying index, may affect the payment to you at maturity.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the Bear Trigger PLUS and the value of the Bear Trigger PLUS. It is possible that hedging or trading activities of ours or our affiliates in connection with the Bear Trigger PLUS could result in substantial returns for us or our affiliates while the value of the Bear Trigger PLUS declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the Bear Trigger PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Bear Trigger PLUS on or prior to the pricing date and prior to maturity could have affected, and may continue to affect, the value of the underlying index and, as a result, could decrease the amount an investor may receive on the Bear Trigger PLUS at maturity, if any. Any of these hedging or trading activities on or prior to the pricing date could have affected the initial index value and the trigger level and, therefore, could potentially decrease the level that the final index value must reach before you receive a payment at maturity that exceeds the issue price of the Bear Trigger PLUS or so that you do not suffer a loss on your initial investment in the Bear Trigger PLUS. Additionally, these hedging or trading activities during the term of the Bear Trigger PLUS, including on the valuation date, could affect the final index value and, accordingly, the payment to you at maturity, if any. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the Bear Trigger PLUS declines.

Risks Relating to the Estimated Value and Secondary Market Prices of the Bear Trigger PLUS

▪	The estimated value of the Bear Trigger PLUS is lower than the original issue price (price to public) of the Bear Trigger PLUS. The estimated value of the Bear Trigger PLUS is only an estimate determined by reference to several factors. The original issue price of the Bear Trigger PLUS exceeds the estimated value of the Bear Trigger PLUS because costs associated with selling, structuring and hedging the Bear Trigger PLUS are included in the original issue price of the Bear Trigger PLUS. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Bear Trigger PLUS and the estimated cost of hedging our obligations under the Bear Trigger PLUS. See “Additional Information about the Bear Trigger PLUS — The estimated value of the Bear Trigger PLUS” in this document.
▪	The estimated value of the Bear Trigger PLUS does not represent future values of the Bear Trigger PLUS and may differ from others’ estimates. The estimated value of the Bear Trigger PLUS is determined by reference to internal pricing models of our affiliates. This estimated value of the Bear Trigger PLUS is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the Bear Trigger PLUS that are greater than or less than the estimated value of the Bear Trigger PLUS. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On
June 2023	Page 8

JPMorgan Chase Financial Company LLC

Dual Directional Bear Market Trigger PLUS Based Inversely on the Value of the S&P 500® Index due February 9, 2024

Dual Directional Bear Market Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

future dates, the value of the Bear Trigger PLUS could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy Bear Trigger PLUS from you in secondary market transactions. See “Additional Information about the Bear Trigger PLUS — The estimated value of the Bear Trigger PLUS” in this document.

▪	The estimated value of the Bear Trigger PLUS is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the Bear Trigger PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the Bear Trigger PLUS as well as the higher issuance, operational and ongoing liability management costs of the Bear Trigger PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the Bear Trigger PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Bear Trigger PLUS and any secondary market prices of the Bear Trigger PLUS. See “Additional Information about the Bear Trigger PLUS — The estimated value of the Bear Trigger PLUS” in this document.
▪	The value of the Bear Trigger PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Bear Trigger PLUS for a limited time period. We generally expect that some of the costs included in the original issue price of the Bear Trigger PLUS will be partially paid back to you in connection with any repurchases of your Bear Trigger PLUS by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Bear Trigger PLUS — Secondary market prices of the Bear Trigger PLUS” in this document for additional information relating to this initial period. Accordingly, the estimated value of your Bear Trigger PLUS during this initial period may be lower than the value of the Bear Trigger PLUS as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the Bear Trigger PLUS will likely be lower than the original issue price of the Bear Trigger PLUS. Any secondary market prices of the Bear Trigger PLUS will likely be lower than the original issue price of the Bear Trigger PLUS because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the Bear Trigger PLUS. As a result, the price, if any, at which JPMS will be willing to buy Bear Trigger PLUS from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the Bear Trigger PLUS.

The Bear Trigger PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Bear Trigger PLUS to maturity. See “— Risks Relating to the Bear Trigger PLUS Generally — Secondary trading may be limited” above.

▪	Secondary market prices of the Bear Trigger PLUS will be impacted by many economic and market factors. The secondary market price of the Bear Trigger PLUS during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing level of the underlying index, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
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o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility of the underlying index;
o	the time to maturity of the Bear Trigger PLUS;
o	the dividend rates on the equity securities included in the underlying index;
o	interest and yield rates in the market generally; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the Bear Trigger PLUS, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the Bear Trigger PLUS, if any, at which JPMS may be willing to purchase your Bear Trigger PLUS in the secondary market.

Risks Relating to the Underlying Index

▪	JPMorgan Chase & Co. is currently one of the companies that make up the underlying index. JPMorgan Chase & Co. is currently one of the companies that make up the underlying index. JPMorgan Chase & Co. will not have any obligation to consider your interests as a holder of the Bear Trigger PLUS in taking any corporate action that might affect the value of the underlying index or the Bear Trigger PLUS.
▪	Investing in the Bear Trigger PLUS is not equivalent to investing in or taking a short position in the underlying index. Investing in the Bear Trigger PLUS is not equivalent to investing in or taking a short position in the underlying index or its component stocks. Investors in the Bear Trigger PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute the underlying index.
▪	Adjustments to the underlying index could adversely affect the value of the Bear Trigger PLUS. The underlying index publisher may discontinue or suspend calculation or publication of the underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.
▪	Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the Bear Trigger PLUS. Governmental legislative and regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the Bear Trigger PLUS or the securities included in the underlying index, or engaging in transactions in them, and any such action could adversely affect the value of the Bear Trigger PLUS or the underlying index. These legislative and regulatory actions could result in restrictions on the Bear Trigger PLUS. You may lose a significant portion or all of your initial investment in the Bear Trigger PLUS if you are forced to divest the Bear Trigger PLUS due to the government mandates, especially if such divestment must be made at a time when the value of the Bear Trigger PLUS has declined.
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S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC, consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For additional information about the S&P 500® Index, see “Equity Index Descriptions — The S&P U.S. Indices” in the accompanying underlying supplement.

Information as of market close on June 21, 2023:

Bloomberg Ticker Symbol:	SPX	52 Week High (on 6/15/2023):	4,425.84
Current Closing Level:	4,365.69	52 Week Low (on 10/12/2022):	3,577.03
52 Weeks Ago (on 6/21/2022):	3,764.79

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the underlying index for each quarter in the period from January 1, 2018 through June 21, 2023. The closing level of the underlying index on June 21, 2023 was 4,365.69. The associated graph shows the closing levels of the underlying index for each day in the same period. We obtained the closing level information above and in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical closing levels of the underlying index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the underlying index on the valuation date. The payment of dividends on the stocks that constitute the underlying index are not reflected in its closing level and, therefore, have no effect on the calculation of the payment at maturity.

S&P 500® Index	High	Low	Period End
2018
First Quarter	2,872.87	2,581.00	2,640.87
Second Quarter	2,786.85	2,581.88	2,718.37
Third Quarter	2,930.75	2,713.22	2,913.98
Fourth Quarter	2,925.51	2,351.10	2,506.85
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter	3,240.02	2,887.61	3,230.78
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18
2022
First Quarter	4,796.56	4,170.70	4,530.41
Second Quarter	4,582.64	3,666.77	3,785.38
Third Quarter	4,305.20	3,585.62	3,585.62
Fourth Quarter	4,080.11	3,577.03	3,839.50

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S&P 500® Index	High	Low	Period End
2023
First Quarter	4,179.76	3,808.10	4,109.31
Second Quarter (through June 21, 2023)	4,425.84	4,055.99	4,365.69

S&P 500® Index – Daily Closing Levels* January 2, 2018 through June 21, 2023
*The dotted line in the graph indicates the trigger level, equal to 109% of the initial index value.

License Agreement. “S&P” and “S&P 500” are trademarks of S&P Global, Inc. or its affiliates and have been licensed for use by JPMorgan Chase & Co. and its affiliates, including JPMorgan Financial. See “Equity Index Descriptions — The S&P U.S. Indices — License Agreement” in the accompanying underlying supplement.

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Additional Information about the Bear Trigger PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the Bear Trigger PLUS will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 1 Bear Trigger PLUS
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the Bear Trigger PLUS:

The estimated value of the Bear Trigger PLUS set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Bear Trigger PLUS, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the Bear Trigger PLUS. The estimated value of the Bear Trigger PLUS does not represent a minimum price at which JPMS would be willing to buy your Bear Trigger PLUS in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the Bear Trigger PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the Bear Trigger PLUS as well as the higher issuance, operational and ongoing liability management costs of the Bear Trigger PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the Bear Trigger PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Bear Trigger PLUS and any secondary market prices of the Bear Trigger PLUS. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Bear Trigger PLUS — The estimated value of the Bear Trigger PLUS is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the Bear Trigger PLUS is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the Bear Trigger PLUS on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Bear Trigger PLUS — The estimated value of the Bear Trigger PLUS does not represent future values of the Bear Trigger PLUS and may differ from others’ estimates” in this document.

The estimated value of the Bear Trigger PLUS is lower than the original issue price of the Bear Trigger PLUS because costs associated with selling, structuring and hedging the Bear Trigger PLUS are included in the original issue price of the Bear Trigger PLUS. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Bear Trigger PLUS and the estimated cost of hedging our obligations under the Bear Trigger PLUS. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the Bear Trigger PLUS may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Bear Trigger PLUS — The estimated value of the Bear Trigger PLUS is lower than the original issue price (price to public) of the Bear Trigger PLUS” in this document.

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Secondary market prices of the Bear Trigger PLUS:	For information about factors that will impact any secondary market prices of the Bear Trigger PLUS, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Bear Trigger PLUS — Secondary market prices of the Bear Trigger PLUS will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the Bear Trigger PLUS will be partially paid back to you in connection with any repurchases of your Bear Trigger PLUS by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the Bear Trigger PLUS. The length of any such initial period reflects the structure of the Bear Trigger PLUS, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the Bear Trigger PLUS and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Bear Trigger PLUS — The value of the Bear Trigger PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Bear Trigger PLUS for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Bear Trigger PLUS.

Based on current market conditions, in the opinion of our special tax counsel, your Bear Trigger PLUS should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your Bear Trigger PLUS should be treated as short-term capital gain or loss, whether or not you are an initial purchaser of the Bear Trigger PLUS at the issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the Bear Trigger PLUS could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether investors in short-term instruments should be required to accrue income. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Bear Trigger PLUS, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Bear Trigger PLUS, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. In light of the bearish economics of the Bear Trigger PLUS, payment on the Bear Trigger PLUS to Non-U.S. Holders will not be subject to Section 871(m).

Supplemental use of proceeds and hedging:

The Bear Trigger PLUS are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the Bear Trigger PLUS. See “How the Bear Trigger PLUS Work” in this document for an illustration of the risk-return profile of the Bear Trigger PLUS and “S&P 500® Index Overview” in this document for a description of the market exposure provided by the Bear Trigger PLUS.

The original issue price of the Bear Trigger PLUS is equal to the estimated value of the Bear Trigger PLUS plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Bear Trigger PLUS, plus the estimated cost of hedging our obligations under the Bear Trigger PLUS.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of	Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to

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distribution:

purchase the Bear Trigger PLUS in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each Bear Trigger PLUS.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Bear Trigger PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

Canada

The Bear Trigger PLUS may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or subsection 73.3(1) of the Securities Act (Ontario) (the “OSA”), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI-33-103”).

Accordingly, by placing a purchase order for Bear Trigger PLUS, each purchaser of Bear Trigger PLUS in Canada will be deemed to have represented to the issuer, the guarantor and each agent and dealer participating in the sale of the Bear Trigger PLUS that such purchaser:

•      is an “accredited investor” as defined in section 1.1 of NI 45-106 or subsection 73.3(1) of the OSA and is either purchasing the Bear Trigger PLUS as principal for its own account, or is deemed to be purchasing the Bear Trigger PLUS as principal by applicable law;

•       is a “permitted client” as defined in section 1.1 of NI 31-103 and, in particular, if the purchaser is an individual, he or she beneficially owns financial assets (as defined in section 1.1 of NI 45-106) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CAD $5,000,000;

•       is not a company or other entity created or being used solely to purchase or hold Bear Trigger PLUS as an “accredited investor”; and

•       is not an “insider” of the issuer or the guarantor and is not registered as a dealer, adviser or otherwise under the securities laws of any province or territory of Canada.

The Bear Trigger PLUS are being distributed in Canada on a private placement basis only and therefore any resale of the Bear Trigger PLUS must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Each of the issuer and the guarantor is not a reporting issuer in any province or territory in Canada and the Bear Trigger PLUS are not listed on any stock exchange in Canada and there is currently no public market for the Bear Trigger PLUS in Canada. Each of the issuer and the guarantor currently has no intention of becoming a reporting issuer in Canada, filing a prospectus with any securities regulatory authority in Canada to qualify the resale of the Bear Trigger PLUS to the public, or listing its Bear Trigger PLUS on any stock exchange in Canada. Canadian purchasers are advised to seek legal advice prior to any resale of the Bear Trigger PLUS.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this document (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

The issuer, the guarantor, the agents and the dealers are relying on the statutory exemption contained in section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), which provides that the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering are not applicable.

By purchasing Bear Trigger PLUS, the purchaser acknowledges that the issuer, the guarantor, the agents and the dealers and their respective agents and advisers may each collect, use and disclose its name, telephone number, address, the number and value of any Bear Trigger PLUS purchased and other specified personally identifiable information (the

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“personal information”), including the principal amount of Bear Trigger PLUS that it has purchased and whether the purchaser is an “insider” of the issuer or the guarantor or a “registrant” for purposes of meeting legal, regulatory and audit requirements and as otherwise permitted or required by law or regulation. By purchasing Bear Trigger PLUS, the purchaser consents to the foregoing collection, use and disclosure of the personal information pertaining to the purchaser.

Furthermore, by purchasing Bear Trigger PLUS, the purchaser acknowledges that the personal information concerning the purchaser (A) will be disclosed to the relevant Canadian securities regulatory authorities and may become available to the public in accordance with the requirements of applicable securities and freedom of information laws and the purchaser consents to the disclosure of the personal information; (B) is being collected indirectly by the applicable Canadian securities regulatory authority under the authority granted to it in securities legislation; and (C) is being collected for the purposes of the administration and enforcement of the applicable Canadian securities legislation. By purchasing Bear Trigger PLUS, the purchaser shall be deemed to have authorized such indirect collection of the personal information by the relevant Canadian securities regulatory authorities.

Questions about the indirect collection of personal information should be directed to the securities regulatory authority in the province of the purchaser, using the following contact information: in British Columbia, the British Columbia Securities Commission can be contacted at P.O. Box 10142, Pacific Center, 701 West Georgia Street, Vancouver, British Columbia V7Y 1L2 or at (604) 899-6500 or 1-800-373-6393; in Alberta, the Alberta Securities Commission can be contacted at Suite 600, 250 – 5th Street SW, Calgary, Alberta T2P 0R4 or at (403) 297-6454 or 1-877-355-0585; in Saskatchewan, the Financial and Consumer Affairs Authority of Saskatchewan can be contacted at Suite 601 – 1919 Saskatchewan Drive, Regina, Saskatchewan S4P 4H2 or at (306) 787-5842; in Manitoba, The Manitoba Securities Commission can be contacted at 500 – 400 St. Mary Avenue, Winnipeg, Manitoba R3C 4K5 or at (204) 945-2561 or 1-800-655-5244; in Ontario, the Ontario Securities Commission can be contacted at 20 Queen Street West, 22nd Floor, Toronto, Ontario M5H 3S8 or at (416) 593-8314 or 1-877-785-1555; in Québec, the Autorité des marchés financiers can be contacted at 800, Square Victoria, 22e étage, C.P. 246, Tour de la Bourse, Montréal, Québec H4Z 1G3 or at (514) 395-0337 or 1-877-525-0337; in New Brunswick, the Financial and Consumer Services Commission (New Brunswick) can be contacted at 85 Charlotte Street, Suite 300, Saint John, New Brunswick E2L 2J2 or at (506) 658-3060 or 1-866-933-2222; in Nova Scotia, the Nova Scotia Securities Commission can be contacted at Suite 400, 5251 Duke Street, Duke Tower, P.O. Box 458, Halifax, Nova Scotia B3J 2P8 or at (902) 424-7768; in Prince Edward Island, the Prince Edward Island Securities Office can be contacted at 95 Rochford Street, 4th Floor Shaw Building, P.O. Box 2000, Charlottetown, Prince Edward Island C1A 7N8 or at (902) 368-4569; and in Newfoundland and Labrador, the Director of Securities of the Government of Newfoundland and Labrador’s Financial Services Regulation Division can be contacted at P.O. Box 8700, Confederation Building, 2nd Floor, West Block, Prince Philip Drive, St. John's, Newfoundland and Labrador A1B 4J6 or at (709) 729-4189; and (b) has authorized the indirect collection of the personal information by the securities regulatory authority or regulator in the local jurisdiction.

The purchaser acknowledges that each of the issuer and the guarantor is an entity formed under the laws of a jurisdiction outside of Canada. Some or all of the managers and officers of the issuer or the guarantor may be located outside Canada and, as a result, it may not be possible for purchasers to effect service of process within Canada upon such entity or such persons. All or a substantial portion of the assets of each of the issuer and the guarantor may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment in Canada against the issuer, the guarantor or their respective directors and officers or to enforce a judgment obtained in Canadian courts against the issuer, the guarantor or such persons outside of Canada. The Bear Trigger PLUS will not be governed by the laws of any province or territory of Canada. Accordingly, it may not be possible to enforce Bear Trigger PLUS in accordance with their terms in a Canadian court.

This document does not address the Canadian tax consequences of ownership of Bear Trigger PLUS. Prospective purchasers should consult their own tax advisors with respect to the Canadian and other tax considerations applicable to them.

Validity of the Bear Trigger PLUS and the guarantee:	In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the Bear Trigger PLUS offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial,

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the appropriate entries or notations in its records relating to the master global note that represents such Bear Trigger PLUS (the “master note”), and such Bear Trigger PLUS have been delivered against payment as contemplated herein, such Bear Trigger PLUS will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee.
 This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act.
In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2023.
Where you can find more information:

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these Bear Trigger PLUS are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the Bear Trigger PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the Bear Trigger PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Bear Trigger PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 4-I dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

• Underlying supplement no. 1-I dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf

• Prospectus supplement and prospectus, each dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

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